SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                            TF Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

     (5)  Total fee paid:
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[  ] Fee paid previously with preliminary  materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
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     (2)  Form, Schedule or Registration Statement no.:
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     (3)  Filing Party:
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     (4)  Date Filed:
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


                            [TF Financial Letterhead]












March 25, 2002

Dear Stockholders:

         On behalf of the Board of Directors and management of TF Financial Corporation, I cordially invite you to attend the 2002 Annual Meeting of Stockholders to be held at the Goodnoe Farm Restaurant, Durham Road and Sycamore Street, Newtown, Pennsylvania 18940, on April 24, 2002 at 10:00 a.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, I will also report on the operations of the company. Directors and officers of the company will be present to respond to any questions stockholders may have.

         Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend the meeting. YOUR VOTE IS VERY IMPORTANT.


                                         Sincerely,

                                         /s/ John R. Stranford
                                         ---------------------------------------
                                         John R. Stranford
                                         President and Chief Executive Officer

--------------------------------------------------------------------------------
                            TF FINANCIAL CORPORATION
                                  3 PENNS TRAIL
                           NEWTOWN, PENNSYLVANIA 18940
                                 (215) 579-4000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 24, 2002
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting (the "Meeting") of Stockholders of TF Financial Corporation, will be held at the Goodnoe Farm Restaurant, Durham Road and Sycamore Street, Newtown, Pennsylvania 18940, on April 24, 2002 at 10:00 a.m.

         The meeting is for the purpose of considering and acting upon:

          1.   The election of one director of TF Financial Corporation and;

          2. The transaction of such other matters as may properly come before the meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the meeting.

         Any action may be taken on the foregoing proposal at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on March 18, 2002, are the stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

         You are requested to complete, sign and date the enclosed proxy card which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the meeting in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Elizabeth Davidson Maier
                                              ----------------------------------
                                              Elizabeth Davidson Maier
                                              Corporate Secretary

Newtown, Pennsylvania
March 25, 2002

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                            TF FINANCIAL CORPORATION
                                  3 PENNS TRAIL
                           NEWTOWN, PENNSYLVANIA 18940
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 2002
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TF Financial Corporation (the "Company") to be used at the 2002 Annual Meeting of Stockholders of the Company which will be held at the Goodnoe Farm Restaurant, Durham Road and Sycamore Street, Newtown, Pennsylvania 18940, on April 24, 2002 at 10:00 a.m. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders, form of proxy and annual report are being first mailed to stockholders on or about March 25, 2002. The Company is the parent company of Third Federal Savings Bank (the "Bank"), TF Investments Corporation, Penns Trail Development Corporation and Teragon Financial Corporation.

         At the meeting, stockholders will consider and vote upon the election of one director. The Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment thereof.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the meeting. A proxy will not be voted if a stockholder attends the meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted as specified thereon. If no specification is made, proxies will be voted "FOR" the nominee for director set forth herein. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director if the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the meeting.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Stockholders of record as of the close of business on March 18, 2002, (the "Record Date"), are entitled to one vote for each share of Common Stock of the Company then held. As of the Record Date, the Company had 2,728,188 shares of Common Stock outstanding and eligible to vote.

         The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and includes (i) shares beneficially owned by such person or any of his or her affiliates (as defined in the Certificate of Incorporation), (ii) shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and (iii) shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership or similar plan of the issuer or any subsidiary.

         The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present. Broker non-votes and abstentions will not be counted for purposes of determining whether any matter has been approved or disapproved and will have neither a positive nor negative effect on the votes for the election of a director. Directors of the Company are elected by a plurality of votes cast at the meeting.

Security Ownership of Certain Beneficial Owners and Management

         Persons and groups owning in excess of 5% of the Company's Common Stock are required to file reports regarding such ownership pursuant to the Exchange Act. The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by persons and groups owning in excess of 5% of the Company's Common Stock and by management of the Company. Management knows of no persons or groups other than those set forth below who own more than 5% of the Company's outstanding shares of Common Stock as of the Record Date.


                                                                           Percent of Shares of
                                                   Amount and Nature of       Common Stock
Security Ownership of Certain Beneficial Owners    Beneficial Ownership        Outstanding
-----------------------------------------------    --------------------    --------------------

Third Federal Savings Bank                             252,281(1)                  9.25%
Employee Stock Ownership Plan Trust
3 Penns Trail
Newtown, Pennsylvania  18940

Private Capital Management, Inc.
3003 Tamiami Trail North                               268,900(2)                  9.86%
Naples, Florida 33940

John R. Stranford
3 Penns Trail                                          232,914(3)                  8.11%
Newtown, Pennsylvania  18940

Carl F. Gregory
3 Penns Trail                                          164,751(4)                  5.82%
Newtown, Pennsylvania  18940


                                                                                       Percent of Shares of
                                                             Amount and Nature of           Common Stock
Security Ownership of Management                             Beneficial Ownership            Outstanding
--------------------------------                             --------------------      ---------------------

Elizabeth Davidson Maier                                           101,645(5)                  3.66%
    Senior Vice President and Corporate Secretary

Floyd P. Haggar                                                     13,052(6)                    *
    Senior Vice President and Chief Lending Officer

Dennis R. Stewart                                                   11,496(7)                    *
   Senior Vice President and Chief Financial Officer

Earl A. Pace, Jr.                                                   10,718(8)                    *
    Senior Vice President and Chief Information Officer

Kent C. Lufkin                                                       4,187(9)                    *
    Senior Vice President and Retail Banking Officer

All directors and executive officers                               982,260(10)                30.25%
    as a group (14 persons)


----------------------------------
*    Less than 1%.
(1) The ESOP purchased such shares for the exclusive benefit of plan employee participants with borrowed funds. These shares are held in a suspense account and are allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The ESOP Committee or the Board instructs the ESOP Trustee regarding investment of ESOP plan assets. The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received are voted by the ESOP Trustee as directed by the Board of Directors or the ESOP Committee, subject to the fiduciary duty of the ESOP Trustee. As of the Record Date, 126,653 shares have been allocated under the ESOP to participant accounts.
(2) Based on an amended Schedule 13G filed on February 19, 2002 on behalf of the named entity and Bruce S. Sherman.
(3)  See footnotes 4 and 5 starting on page 4.
(4)  See footnote 6 on page 5.
(5) Includes 51,963 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.
(6) Includes 6,800 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.
(7) Includes 3,800 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.
(8) Includes 6,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.
(9) Includes 2,000 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.
(10) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated. Includes 29,872 shares held in the ESOP allocated to the accounts of executive officers of the Company and the Bank, 5,400 unvested restricted shares granted to executive officers and directors of the Company and the Bank pursuant to the Third Federal Savings Bank Management Stock Bonus Plan ("MSBP") which vest over five years at the rate of 20% per year, for which officers and directors possess sole voting power and no investment power until such shares vest, and options to purchase an additional 519,679 shares which executive officers and directors may acquire pursuant to the exercise of options exercisable within 60 days of the Record Date. Also includes 20,000 shares held by the Third Federal Savings Bank Retirement Plan Trust as to which three directors of the Company share equal voting power, each of whom disclaims beneficial ownership with respect to these shares. Also includes 1,056 unawarded shares held by the MSBP which are voted by the MSBP Trustee as directed by the Board of Directors.

--------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

General Information and the Nominee

         The Company's Certificate of Incorporation requires that directors be divided into three classes, each class as nearly equal in number as possible, each class to serve for a three year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of five members. One director will be elected at the meeting to serve for a three-year term or until his successor has been elected and qualified.

         John R. Stranford has been nominated by the Board of Directors to serve as a director. He is currently a member of the Board. Should he be unavailable for election by reason of death or other unexpected occurrence, the enclosed proxy, to the extent permitted by applicable law, may be voted with discretionary authority in favor of the election of any substitute nominee.

         The following table sets forth information with respect to the nominee for director, the directors continuing in office and certain executive officers, including their names, ages, the years they first became directors of the Company or the Bank, and the number and percentage of shares of the Common Stock beneficially owned by each as of the Record Date. Each director of the Company is also a member of the Board of Directors of the Bank.

                                                                   Shares of
                                    Year First        Current     Common Stock
                                    Elected or        Term to     Beneficially      Percent
Name                  Age(1)       Appointed(2)       Expire        Owned(3)        of Class
----                  ------       ------------       -------     ------------      --------

                       BOARD NOMINEE FOR TERM TO EXPIRE IN 2005
John R. Stranford       60             1994            2002           232,914(4)(5)     8.11%
                            DIRECTORS CONTINUING IN OFFICE
Carl F. Gregory         67             1976            2003           164,751(6)        5.82%
Robert N. Dusek         62             1974            2003            88,732(4)(7)     3.20%
George A. Olsen         73             1982            2004            81,734(4)(7)     2.95%
Thomas J. Gola          68             1985            2004            78,878(4)(7)     2.85%

-----------------------
(1)      At December 31, 2001.
(2)      Refers to the year the individual first became a director of the Bank.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated.
(4) Excludes 252,281 unallocated shares of Common Stock held under the Employee Stock Ownership Plan ("ESOP") for which such individual serves as a member of the ESOP Committee or as a Trustee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity. Also excludes 1,056 unawarded shares held by the MSBP which are voted by the MSBP Trustee as directed by the Board of Directors.

(5) Includes 142,500 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 12,571 shares held in the ESOP allocated to Mr.
         Stranford's account. Excludes 20,000 shares owned by the Bank's Employee Retirement Plan Trust for which such individual serves as a trustee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity.
(6) Includes 100,900 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.
(7) Includes 44,237 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.

Biographical Information

         The principal occupation of each director and nominee for director of the Company for the last five years is set forth below.

         John R. Stranford has been with the Bank for over 30 years. Mr. Stranford has served as Chairman of the Bank Board since April 2001 and has served as President, Chief Executive Officer and Director of the Company and the Bank since January 1995. Prior to becoming President and Chief Executive Officer, Mr. Stranford served as President from January 1994 and as Executive Vice President and Chief Operating Officer of the Bank since 1984. Mr. Stranford is a former member of the Federal Reserve Bank Advisory Council.

         Carl F. Gregory is Chairman Emeritus of the Bank Board. He retired as Chief Executive Officer of the Bank in January 1995. Mr. Gregory retired as President of the Bank in 1993, a position he had held since July 1982. He has been with the Bank since 1962. Mr. Gregory is a Trustee of Holy Family College, and is serving his third term as Vice Chairman. He is President of the Frankford Hospital Foundation. Mr. Gregory is currently serving on the Boards of the Northeast Branch YMCA and the Kardon Branch of the Settlement Music School and on the Advisory Board of the Newtown Chamber Orchestra. Mr. Gregory is a former member of the Advisory Council of the Federal Reserve Bank having served two non-consecutive terms.

         Robert N. Dusek is Chairman of the Board of the Company. Mr. Dusek is the owner and president of Direction Associates, Inc., Spring House,
Pennsylvania, a planning, urban design and real estate advisory organization founded in 1972.

         George A. Olsen retired from Kingsbury, Inc., Philadelphia, Pennsylvania, a bearing manufacturer in September 1993, where Mr. Olsen served as President and CEO. Mr. Olsen serves on the Board of Holy Family College. He also is the past President of the Settlement Music School, the former Director of the YMCA of Philadelphia and Board Chairman of the Northeast Branch YMCA.

         Thomas J. Gola is a Vice President of Valley Forge Investment Corp., King of Prussia, Pennsylvania, an investment banking firm and has been President of Medical Waste Corporation of America, Valley Forge, Pennsylvania, a medical waste disposal company, since May 1991. Mr. Gola is a member of the Bustleton Lions Club.

Meetings and Committees of the Board of Directors

         The Company is governed by a Board of Directors and various committees of the Board which meet regularly throughout the year. During the year ended December 31, 2001, the Board of Directors of the Company held nine regular meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company, the Bank and committees on which such director served during the year ended December 31, 2001.

         The Board of Directors acts as the Nominating Committee to nominate directors to serve on the Board. The Nominating Committee met once during the year ended December 31, 2001. Although the Board acting as the Nominating Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders of the Company. The Company's Certificate of Incorporation and Bylaws provide certain procedures which stockholders must follow in making director nominations.

         The Company is the parent company of the Bank and does not pay any cash compensation to the executive officers of the Company. Therefore, the Company does not maintain a compensation committee. The Compensation Committee of the Bank determines the compensation of the executive officers. The Committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The Committee is also responsible for all matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees of the Company and the Bank. The Compensation Committee of the Bank is comprised of Messrs. Olsen (Chairman), Dusek, Gregory, and Gola and met one time in 2001.

         The Audit Committee of the Company is comprised of Directors Olsen (Chair), Gola, Gregory, Stranford and Dusek. Director Stranford has been determined not to be independent in accordance with the requirements of the Nasdaq Stock Market due to his position as an officer of the Company, however, the Board felt, nonetheless, that he would be an effective member of the Committee and that his appointment to the Committee was in the best interests of the Company and its stockholders. All other members of the Audit Committee have been determined by the Board of Directors to be independent.

         The Audit Committee annually selects the independent auditors and meets with the accountants to discuss the annual audit. The Audit Committee is further responsible for internal controls for financial reporting. The Audit Committee met four times during the year ended December 31, 2001. The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee. The full text of the Charter of the Audit Committee appeared as an Appendix to the proxy statement for the annual meeting of stockholders held in 2001.

Principal Accounting Firm Fees

         Audit Fees. For the year ended December 31, 2001, the Company paid approximately $113,500 to the Company's independent auditor, Grant Thornton, LLP ("Grant Thornton"), for professional services rendered in connection with the audit of the annual financial statements and review of the quarterly financial statements.

         Financial Information Systems Design and Implementation Fees. There were no fees billed by Grant Thornton for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

         All Other Fees. The aggregate fees billed by Grant Thornton for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2001 were $76,600. Such services consisted of assistance with benefit plans and tax preparation services.

         The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Report of the Audit Committee

         For the fiscal year ended December 31, 2001, the Audit Committee (i) reviewed and discussed the Company's audited financial statements with management, (ii) discussed with the Company's independent auditor, Grant Thornton, all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received from Grant Thornton disclosures regarding Grant Thornton's independence as required by Independence Standards Board Standard No. 1 and discussed with Grant Thornton its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         AuditCommittee:

         George A. Olsen (Chair), Robert N. Dusek, Thomas J. Gola, Carl F. Gregory and John R. Stranford

--------------------------------------------------------------------------------
                   DIRECTOR AND EXECUTIVE OFFICER COMPENSATION
--------------------------------------------------------------------------------

Director Compensation

         Each director of the Company is also a director of the Bank. For 2001, non-employee directors of the Company received a quarterly retainer of $3,000 ($3,900 for the Chairman of the Board), regardless of the number of meetings attended. During 2001, each non-employee director of the Bank received a fee of $1,000 per board meeting attended and $500 per committee meeting attended ($600 for the Chairman of the Committee). For the fiscal year ended December 31, 2001, total fees paid to directors were $170,600. Previously, directors received awards of stock options and restricted stock which vest over five years at the rate of 20% per year. Each non-employee director received a payment under the long term incentive plans of $16,984 during 2001, which included $6,275 in deferred compensation for 2000 and $9,694 in long-term deferred compensation for 1998, plus $1,015 interest on the deferred compensation for 1998.

Executive Compensation

         The Company has no full time employees, relying upon employees of the Bank for the limited services required by the Company. All compensation paid to officers and employees is paid by the Bank.

Report of the Compensation Committee of the Bank on Executive Compensation

         The Committee had one meeting during 2001, at which time it reviewed, evaluated and approved executive compensation and benefit recommendations. Our executive compensation programs consist of elements that vary based on corporate performance (variable pay) and elements that do not (fixed pay). The variable component is substantial. Variable pay elements include stock compensation plans and a long-term incentive plan, which are further discussed below. These variable performance based elements (as determined in the year earned) represent from 9% to 64% of total compensation for each executive covered under such plans. All plans are developed based on competitive information and administered to balance the interests of the executives with the performance of the Company and the interests of its stockholders.

         The executive compensation program of the Company is designed to:

          o    Support  a   pay-for-performance   policy   that   differentiates
               compensation based on corporate and individual performance;

          o Motivate employees to assume increased responsibility and reward them for their achievement;

          o Provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain top quality, dedicated executives who are critical to the Company's long-term success; and

          o Align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

         The Committee believes that the most meaningful performance and pay equity comparisons are made against companies of similar size and with similar business interests. In keeping with this belief, the Committee reviews various published surveys of compensation paid to employees performing similar duties for depository institutions and their holding companies, with a particular focus on the level of compensation paid by comparable institutions in and around the Bank's market area, including institutions with total assets of between $500 million and $800 million.

         The companies chosen for compensation comparisons in the most recent competitive study are not the same companies that comprise the published industry index in the performance graph set forth below. The Committee believes that the most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index for comparing total stockholder value.

         The Committee believes that equity and earnings per share is the most appropriate measure for evaluating the Company's results. The Company's Senior Management Long-Term Incentive Plan relies on such equity and earnings per share performance as a primary determinant of incentive payouts.

         The Company's and the Committee's intent is to provide executive compensation consisting of base salaries, which when combined with awards made under the Senior Management Long-Term Incentive Plan and grants made under the Company's stock compensation plans, result in total compensation levels which approximate the relative rankings of asset size and earnings performance within the peer group. Each compensation decision is based on what is competitive for that compensation element relative to the peer group, as well as the impact of such decision on total compensation.

         Because pay and performance levels at peer companies are not known at the time compensation decisions are made, the Committee does not know if the target compensation levels have been met until such peer information is made public. Therefore, the Committee looks at the historical relationship between pay and performance over a one-year period. It is the Committee's intent to address any variance between performance rank and compensation rank with future compensation decisions.

         To continue to meet these objectives, the Committee may from time to time change or adjust one or more of the Company's executive compensation plans or recommend the same to the Board of Directors, as it deems appropriate.

         Base Salary. The Company's base salary program targets base salaries for executive officers at the low to middle end of the market range. As indicated above, the "market" for the Company is comparable institutions in and around the Bank's market area, including institutions with total assets of between $500 million and $800 million. The Committee believes that base salary should be reflective of the executive's scope of responsibility, and further, that asset size is the best indicator of scope of responsibility. Accordingly, base salaries for executives are targeted to have the same relative rank among the peer group as asset size.

         Long-Term  Incentive  Program.   The  long-term  incentive  program  is
composed of the following:

          o The Company's stock compensation plans, which are made up of two elements: stock options and restricted stock awards. The Committee believes that issuing stock options and restricted stock to executives benefits the Company's stockholders by encouraging and enabling executives to own the stock of the Company, thus aligning executive pay with stockholder interests.

          o The Company's Senior Management Long-Term Incentive Plan, which pays cash awards based on equity and earnings per share performance. The Company's equity and earnings per share for the period, and individual performance, are considered in determining actual payouts from the plan.

         The 2001 mix of the long-term incentive program awards was set subjectively. In determining the mix, the Committee balanced rewards for past performance with incentives for future performance, and took into account such factors as overall risk of the pay package, award sizes in prior years and cash/stock mix. Current holdings of stock were not considered. No acceleration of vesting or of payouts occurred under these plans in 2001.

         2001 Compensation for the CEO. During the year ended December 31, 2001, Mr. Stranford received a base salary of $240,000. In addition, Mr. Stranford is eligible to participate in the same executive compensation plans available to the other executive officers as described above. Mr. Stranford's Senior Management Long-Term Incentive Plan payout was based primarily on the Company's equity and earnings per share, and included a subjective assessment of individual performance. In this regard, the Committee considered overall financial performance of the Company, and its success in meeting strategic objectives. The variable performance based portion was approximately 64% of Mr. Stranford's total compensation.

         Compensation Committee of the Bank:
               George A. Olsen (Chair), Thomas J. Gola, Carl F. Gregory and Robert N. Dusek

Stock Performance Graph

         Set forth below is a performance graph for the Common Stock for the period from December 31, 1996 through December 31, 2001. The performance graph compares the cumulative total stockholder return on the Common Stock with (a) the cumulative total stockholder return on stocks included in the Nasdaq U.S. Stock Market Index, (b) the cumulative total stockholder return on stocks included in the SNL OTC Thrift Index and (c) the cumulative total stockholder return on stocks included in the SNL $500 million - $1 billion Thrift Index. The Nasdaq index was prepared by the Center for Research in Security Prices (CRSP) at the University of Chicago, and the SNL indices were prepared by SNL Securities, LC,

Charlottesville, Virginia. The SNL $500 million to $1 billion Thrift and OTC Thrift Indices are included in the performance graph because these indices track the performance of thrift institutions similar to the Company. Comparison with the Nasdaq Stock Market Index and the thrift indices assumes the investment of $100 as of December 31, 1996. The cumulative total return for each index and for the Company is computed with the reinvestment of dividends that were paid during the period, if any.


                               [GRAPHIC OMITTED]


---------------------------------------------------------------------------------------------------------
                               12/31/96       12/31/97      12/31/98     12/31/99    12/29/00    12/29/01
---------------------------------------------------------------------------------------------------------
Nasdaq U.S. Market Index        $100           $122          $173         $321         $193        $153
---------------------------------------------------------------------------------------------------------
SNL OTC Thrift Index             100            162           142          122          153         197
---------------------------------------------------------------------------------------------------------
SNL $.5B-$1B Thrift Index        100            169           155          127          145         203
---------------------------------------------------------------------------------------------------------
TF Financial Corporation         100            188           110           87          114         149
---------------------------------------------------------------------------------------------------------

         There can be no assurance that the Company's future stock performance will be the same or similar to the historical stock performance shown in the graph above. The Company neither makes nor endorses any predictions as to stock performance.

         The information set forth above under the subheadings "Report of the Compensation Committee on Executive Compensation" and "Stock Performance Graph"
(i) shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by the Company under such Act or the Securities Act of 1933, as amended ("Securities Act"), shall not be deemed to be incorporated by reference in any such filing.

         Summary Compensation Table. The following table sets forth compensation awarded to the Chief Executive Officer and certain other executive officers for the year ended December 31, 2001. All compensation is paid by the Bank.

                                                                              Long-Term Compensation
                                              Annual Compensation                    Awards             Payouts
                                    -------------------------------------  --------------------------   -------
                                                                                           Securities
                                                                           Restricted     Underlying      LTIP
     Name and                                            Other Annual         Stock        Options/     Payouts    All Other
Principal Position        Year      Salary     Bonus    Compensation (1)   Awards($)(2)     SARs(#)      ($)(3)  Compensation(4)
-------------------       ----      ------   ---------  ----------------   ------------   -----------   -------  ---------------
John R. Stranford         2001      $240,000  $     --        4,000               --            --      $67,052     $24,023
President and Chief       2000       220,000        --        4,000               --            --       77,192      16,781
Executive Officer         1999       200,000        --        4,000               --            --       86,497      18,693

Earl A. Pace, Jr.         2001       115,000        --           --               --         3,000       31,291      13,914
Senior Vice President     2000       110,000        --           --           16,750         5,000       13,395       8,378
and Chief                 1999       102,000        --           --               --            --       11,309       7,712
Information Officer

Floyd P. Haggar           2001       115,000        --           --               --            --       12,550      11,752
Senior Vice President     2000       110,000        --           --           16,750         7,000       13,395       7,752
and Chief Lending         1999       100,000        --           --               --            --           --       6,339
Officer

Dennis R. Stewart         2001       115,000        --           --           21,100         3,000       12,550      11,393
Senior Vice President     2000       105,000        --           --           16,750         2,000           --       7,423
and Chief Financial       1999       102,000    20,000           --           19,875         5,000           --
Officer

Kent C. Lufkin            2001       110,000        --           --               --         3,000           --       9,781
Senior Vice President     2000       105,000    20,000           --           25,125         5,000           --       5,671
and Retail Banking
Officer

Elizabeth Davidson        2001        96,000    20,000           --               --            --       26,821      19,482
Maier, Senior Vice        2000        92,000        --           --               --            --       30,876      15,707
President/Corporate       1999        90,000        --           --               --            --       34,598      15,540
Secretary

------------------------
(1) Represents board fees paid to Mr. Stranford as a director of Penns Trail Development Corporation in 2001.
(2) For 2001, represents the grant of 1,000 shares of restricted Common Stock to Mr. Stewart pursuant to the MSBP on January 2, 2001. As of December 31, 2001, the number and aggregate market value of unvested restricted stock were as follows: Mr. Pace: 600 shares ($12,660); Mr. Haggar: 900 shares ($18,990); Mr. Stewart: 3,000 shares ($63,300); and Mr. Lufkin: 900 shares ($18,990). These awards vest 20% per year. Any dividends paid on the Common Stock are also paid on MSBP shares. All awards to Mr. Stranford and Ms. Maier under the MSBP are fully vested.
(3) Payouts in 2001 represent the deferred amounts for 2000. The payout amount for Messrs. Stranford and Pace and Ms. Maier in 2001 also includes long-term deferred compensation for 1998 totaling $36,351, $16,964 and $14,540 and interest of $3,809, $1,778 and $1,524 on those amounts. Does not include awards under the Incentive Compensation Plan for the fiscal year ended December 31, 2001 of $43,606 to Mr. Stranford and $21,803 each to Messrs. Pace, Haggar, Stewart, and Lufkin, which are payable in 2002.
     (4) Includes 910, 587, 505, 488, 389 and 841 shares allocated to Messrs. Stranford, Pace, Haggar, Stewart, Lufkin, and Ms. Maier in 2001 under the ESOP which, based upon a stock price of $21.10, had an aggregate value of $19,201, $12,385, $10,655, $10,296, $8,207 and $17,745. Also includes $600 allocated, in 2001, to each of these individuals under the 401(k) Plan. Also includes the imputed value of life insurance for Messrs. Stranford, Pace, Haggar, Stewart, Lufkin, and Ms. Maier of $1,584, $929, $497, $497, $306 and $1,137, respectively, for 2001. For Messrs. Stranford and Lufkin, also includes car allowance of $2,638 and $668, respectively, in 2001.

         Long Term Incentive Plans. Effective January 1, 1996, the Board adopted a Directors and Senior Management Incentive Compensation Plan. The Plan targets an annual bonus pool equal to 7.00% of net income of the Bank to the extent that growth in net income equals up to 5% per year. Awards under the plan will be allocated to directors (40%) and senior management (60%). Awards will be paid-out 40% immediately ("Short-Term Award") and 60% deferred for two years ("Long-Term Award"). The Long- Term Award shall be adjusted prior to payment:
(a) assuming a 500 basis point per year earnings credit, and (b) a reduction of 10% for each 1% or fraction thereof that the average annual earnings per share growth during the two year deferral period does not equal 10%. With respect to senior management, Long-Term Awards will be paid prior to the end of the deferral period upon death, disability, retirement after age 55 and 10 years of service or a Change in Control. Long-Term Awards will be forfeited upon termination for "cause" or other resignation or termination from service. Directors shall not be subject to a minimum retirement age or length of service requirement. The management awards shall be subject to a multiplier of 300% for such Plan Year with regard to net income growth exceeding 5%. The Plan shall be administered by the Board or a Committee of the Board. Participation by management may be reviewed and modified by the Plan Committee annually for the subsequent plan year.

                      LONG-TERM INCENTIVE PLAN AWARDS TABLE
               Long-Term Incentive Plan Awards in Last Fiscal Year

                                                         Estimated Future Payouts under Non-Stock
                                                                    Price Based Plans
                                                         ----------------------------------------
                                       Performance or
                    Number of Shares,    Other Period
                    Units, or Other    Until Maturation   Threshold     Target        Maximum
     Name            Rights (#)(1)      or Payout(2)      ($ or #)    ($ or #)(3)   ($ or #)(4)
------------------  ----------------   --------------     --------    -----------   -----------
John R. Stranford         --            1/01 - 12/03         --         $109,015        --
Earl A. Pace, Jr.         --            1/01 - 12/03         --           54,508        --
Floyd P. Haggar           --            1/01 - 12/03         --           54,508        --
Dennis R. Stewart         --            1/01 - 12/03         --           54,508        --
Kent C. Lufkin            --            1/01 - 12/03         --           54,508        --

---------------
(1) Percentage awarded to each individual of the fund reserved for award to senior management and directors.
(2) Payout of awards to be made at the rate of 40% in January 2002, and the remainder in January 2004.
(3) Plan award accrued for the year ended December 31, 2001. See "Summary Compensation Table" for 2001 payments for previously accrued awards.
(4)  No maximum award under the plan.


         1994 Stock Option Plan. The Company's Board of Directors adopted the TF Financial Corporation 1994 Stock Option Plan (the "1994 Option Plan"), which was ratified by stockholders of the Company at the annual meeting of stockholders held on October 13, 1994. Pursuant to the Option Plan, 529,000 shares of Common Stock are reserved for issuance upon exercise of stock options granted to officers, directors and key employees of the Company and its subsidiaries from time to time. As of December 31, 2001, options to purchase 426,433 shares of Common Stock were outstanding under the Plan. The purpose of the 1994 Option Plan is to provide additional incentive to certain officers, directors and key employees by facilitating their purchase of a stock interest in the Company. The 1994 Option Plan, which became effective upon stockholder approval, provides for a term of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the 1994 Option Plan.

         1997 Stock Option Plan. The Company's Board of Directors adopted the TF Financial Corporation 1997 Stock Option Plan ("1997 Option Plan"), which was ratified by stockholders at the Company's annual meeting of stockholders held on April 16, 1997. Pursuant to the 1997 Option Plan, up to 240,000 shares of Common Stock were reserved for issuance by the Company upon exercise of stock options granted to employees, officers and directors from time to time. The purpose of the 1997 Option Plan is to attract and retain qualified personnel for positions of substantial responsibility and to provide additional financial incentive to employees, officers and directors to promote the success of the Company's and the Bank's business. As of December 31, 2001, options to purchase 209,191 shares remained outstanding under the Plan. The 1997 Option Plan has a term of ten years after which no awards may be made.

         The following tables set forth additional information concerning options granted under the Option Plans.


                                          Option Grants in Last Fiscal Year
                                          ---------------------------------       Potential Realizable Value at
                                                                                       Assumed Annual Rates of
                                                                                  Stock Price Appreciation for
                                           Individual Grants                              Option Term
                     -----------------------------------------------------------  ----------------------------
                                 Percent of Total
                     Number of   Options Granted
                      Options    to Employees in    Exercise Price    Expiration
     Name             Granted      Fiscal Year        ($/Share)           Date        5% ($)      10% ($)
-----------------    ---------   ---------------    --------------    ----------     -------      -------
Earl A. Pace, Jr.     3,000          12.5%              $20.30         12/12/11      $38,300      $97,060
Dennis R. Stewart     3,000          12.5%              $20.30         12/12/11      $38,300      $97,060
Kent C. Lufkin        3,000          12.5%              $20.30         12/12/11      $38,300      $97,060






                      Aggregated Option/SAR Exercises in Last Fiscal Year, and FY-End Option/SAR Value
                      --------------------------------------------------------------------------------

                                                              Number of Securities       Value of Unexercised
                                                            Underlying Unexercised           In-The-Money
                                                                 Options/SARs                Options/SARs
                                                                 at FY-End (#)               at FY-End ($)
                                                           -------------------------   -------------------------
                           Shares Acquired     Value
         Name              on Exercise (#)   Realized ($)  Exercisable/Unexercisable   Exercisable/Unexercisable
------------------------   ---------------  -------------  -------------------------   -------------------------

John R. Stranford                --           $   --         142,500 / --               $1,110,500 / --(1)
Earl A. Pace, Jr.                --               --           6,000 / 7,000                28,100 / 29,050(2)
Floyd P. Haggar                  --               --           6,800 / 5,200                21,980 / 32,970(3)
Dennis R. Stewart                --               --           3,800 / 6,200                 9,205 / 13,770(4)
Kent C. Lufkin                   -                --           2,000 / 6,000                14,325 / 23,887(5)
Elizabeth Davidson Maier         --               --          51,963 / --                  436,194 / --(6)

----------------
(1) Based upon an exercise price per share of $11.50 for 87,500 options, $14.75 for 10,000 options, and $16.50 for 45,000 options. The closing stock price as of December 31, 2001 was $21.10 per share.
(2) Based on an exercise price per share of $18.00 for 5,000 options, $13.25 for 5,000 options, and $20.30 for 3,000 options.
(3) Based on an exercise price per share of $28.00 for 5,000 options and $13.25 for 7,000 options.
(4) Based on an exercise price per share of $20.125 for 5,000 options, $13.25 for 2,000 options, and $20.30 for 3,000 options.
(5) Based on an exercise price per share of $13.9375 for 5,000 options, and $20.30 for 3,000 options.
(6) Based on an exercise price per share of $11.50 for 37,500 options, $14.75 for 5,000 options, $15.875 for 1,463 options, and $16.50 for 8,000 options.

         Management and Directors Stock Bonus Plan. The Board of Directors of the Bank adopted the Management Stock Bonus Plan ("MSBP"), as a method of providing directors, officers, and key employees of the Bank with a proprietary interest in the Company in a manner designed to encourage such persons to remain in the employment or service of the Bank. The Bank contributed sufficient funds to the MSBP Trust which enabled the MSBP Trust to purchase 211,600 shares of Common Stock. Awards under the MSBP were made in recognition of prior and expected future services to the Bank of its directors and executive officers responsible for implementation of the policies adopted by the Board of Directors, the profitable operation of the Bank, and as a means of providing a further retention incentive and direct link between compensation and the profitability of the Bank.

         Change in Control Severance Agreements. The Bank has entered into a change in control severance agreement with John R. Stranford, President and Chief Executive Officer, Earl A. Pace, Jr., Senior Vice President and Chief Information Officer, Floyd P. Haggar, Senior Vice President and Chief Lending Officer, Dennis R. Stewart, Senior Vice President and Chief Financial Officer, and Kent C. Lufkin, Senior Vice President and Retail Banking Officer. The severance agreement for Mr. Stranford has a term of three years. The severance agreements for Messrs. Pace, Haggar, Stewart, and Lufkin each have a term of twenty-four months. The agreements are terminable by the Bank for "just cause" as defined in the agreements. If the Bank terminates the employee without just cause following a "change in control" as defined in such agreements, the employee will be entitled to a severance payment. With respect to Mr. Stranford's agreement, such agreement contains a provision stating that in the event of the termination of employment in connection with any change in control of the Bank, the employee will be paid an amount equal to 2.99 times the employee's most recent five year average annual taxable compensation. The agreements with Messrs. Pace, Haggar, Stewart, and Lufkin provide for payments equal to 200% of the prior three calendar years' average taxable compensation upon termination of employment following a change in control. If such payments were to be made under the agreements as of December 31, 2001, such payments would equal approximately $1,278,666, $282,644, $264,397, $240,233, and $227,723
with respect to Messrs. Stranford, Pace, Haggar, Stewart, and Lufkin, respectively. It is anticipated that all such payments made by the Bank under such agreements would be a tax-deductible compensation expense for federal tax purposes. The aggregate payments that would be made to such individuals would be an expense to the Bank, thereby reducing net income and the Bank's capital by such amount. The agreements may be renewed annually by the Board of Directors within the Board's sole discretion.

Other Benefits

         Pension Plan. The Pension Plan provides for monthly payments to each participating employee at normal retirement age (age 65). For accruals before January 1, 1998, the annual benefit payable as a life annuity under the Pension Plan is equal to 45% of Final Average Compensation plus 19.5% of Final Average Compensation in excess of the Covered Compensation in effect for the year of benefit determination, reduced for each year of service less than 30. Where the percentage results in an amount that exceeds the allowable limits under the Internal Revenue Code (the "Code"), such amount shall be reduced to the maximum allowable amount. For purposes of benefit calculations, Final Average Compensation is defined as the average of total compensation for the five highest years. For accruals after December 31, 1997, the annual benefit payable as a life annuity under the Pension Plan is equal to 45% of Average Compensation reduced for each year of service less than 30. Average Compensation is defined as the average of total compensation for all years beginning after December 31, 1997. A participant may elect an early retirement at age 55 with 5 years of service at a reduced monthly benefit. At December 31, 2001, Messrs. Stranford, Pace, Haggar, Stewart and Lufkin had 35 years, 6 years, 4 years, 3 years and 2 years, respectively, of credited service under the Pension Plan.

         Pension Plan Table. The following table sets forth the estimated annual benefits payable under the Pension Plan described above, upon retirement at age 65 as of December 31, 2001, expressed in the form of a life annuity, for the average annual earnings described above and years of service specified. Such amounts are in addition to any benefits payable under Social Security.

                   Creditable Years of Service at Age 65
               ----------------------------------------------
 Average
Annual Wages      15        20      25        30         35
------------   --------  -------  -------   -------   -------
    $25,000    $  5,625  $ 7,500  $ 9,375   $11,250   $11,250
     50,000      12,315   16,550   20,784    25,018    25,018
     75,000      19,728   26,650   33,571    40,493    40,493
    100,000      27,140   36,750   46,359    55,968    55,968
    170,000(1)   47,895   65,030   82,164    99,298    99,298

--------------
(1) Pensionable compensation is limited to $170,000 in accordance with Section 401(a)(17) of the Internal Revenue Code.


--------------------------------------------------------------------------------
          ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

         The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports of ownership and changes in beneficial ownership of the Common Stock with the SEC and Nasdaq and to provide copies of those reports to the Company. Based on the Company's review of such ownership reports furnished to the Company or written representations from certain reporting persons, no officer, director or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis during the fiscal year ended December 31, 2001.

Certain Relationships and Related Transactions

         Earl A. Pace, Jr., an executive officer of the Bank, is the President and a 95.5% stockholder of Pace Data Systems, an information technology consulting firm to which the Bank paid $133,058 during the year ended December 31, 2001 for consulting services. The Company believes that the transactions with Pace Data Systems are on terms substantially the same, or at least as favorable to the Bank, as those that would be provided by a non-affiliate. Other than the transactions with Pace Data Systems, no directors, executive officers or immediate family members of such individuals were engaged in transactions with the Bank or any subsidiary involving more than $60,000 during the year ended December 31, 2001.

         The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors and employees. In the Company's opinion, all outstanding loans to executive officers and directors of the Company and the Bank and members of their immediate family were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. Furthermore, loans to an affiliate must be approved in advance by a disinterested majority of the Board of Directors of the Bank or be within other guidelines established as a result of applicable regulations. Loans to executive officers and directors of the Company and the Bank, and their affiliates, amounted to approximately $1,010,894 or 1.97% of the Bank's risk-based capital at December 31, 2001.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Bank during the year ended December 31, 2001 consisted of Messrs. Gregory, Gola, Dusek and Olsen. Mr. Gregory is the former President and Chief Executive Officer of the Bank.

         The Bank had no "interlocking" relationships existing on or after December 31, 2000 in which (i) any executive officer is a member of the Board of Directors of another financial institution, one of whose executive officers is a member of the Bank's Board of Directors, or where (ii) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Bank's Board of Directors.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------


         The Board of Directors is not aware of any business to come before the meeting other than those matters described above. However, if any other matters should properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

--------------------------------------------------------------------------------
                               INDEPENDENT AUDITOR
--------------------------------------------------------------------------------

         The Board of Directors has previously selected the accounting firm of Grant Thornton, LLP, independent public accountants, to be the Company's independent auditor for the fiscal year ending December 31, 2002. A representative of Grant Thornton, LLP is expected to be present at the meeting, will have the opportunity to make a statement at the meeting, if he or she desires to do so, and will be available to respond to appropriate questions.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. Actual costs, however, may exceed estimated amounts. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

         Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2001. Such written requests should be directed to Elizabeth Davidson Maier, Corporate Secretary, 3 Penns Trail, Newtown, Pennsylvania 18940.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         In order to be considered for inclusion in the Company's proxy materials for the 2003 annual meeting of stockholders, a stockholder proposal must be received at the Company's executive office at 3 Penns Trail, Newtown, Pennsylvania 18940 no later than November 25, 2002. In addition, a stockholder proposal must meet other applicable criteria as set forth in the Company's bylaws in order to be considered for inclusion in the Company's proxy materials.

         Under the Company's bylaws, a stockholder proposal that is not included in the Company's proxy statement for the fiscal year ending December 31, 2002, will only be considered at the annual meeting to be held in 2003 if the stockholder submits notice of the proposal to the Company at the above address by February 23, 2003. In addition, a stockholder proposal must meet other applicable criteria as set forth in the Company's bylaws in order to be considered at the 2003 annual meeting.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Elizabeth Davidson Maier
                                              ----------------------------------
                                              Elizabeth Davidson Maier
                                              Corporate Secretary

--------------------------------------------------------------------------------
                            TF FINANCIAL CORPORATION
                                  3 PENNS TRAIL
                           NEWTOWN, PENNSYLVANIA 18940
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 2002
--------------------------------------------------------------------------------

         The undersigned hereby appoints the Board of Directors of TF Financial Corporation (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Goodnoe Farm Restaurant, Durham Road and Sycamore Street, Newtown, Pennsylvania 18940, on April 24, 2002 at 10:00 a.m., and at any and all adjournments thereof, as follows:

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE LISTED
                                                   ---
BELOW.

                                                       FOR      WITHHELD
                                                       ---      --------

1.        The election as director of the nominee      |_|         |_|
          listed below, for a three year term
          (Except as marked to the contrary below):

          John R. Stranford

     INSTRUCTIONS:  To withhold  your vote for the nominee,  write the nominee's
     ------------   name on the line provided.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS MADE, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEE LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting and a Proxy Statement dated March 25, 2002 and the Company's 2001 Annual Report to Stockholders.


                                               Please check here if you
Dated:                , 2002           |_|     plan to attend the Meeting.
       ---------------


-------------------------------               ----------------------------------
SIGNATURE OF STOCKHOLDER                      SIGNATURE OF STOCKHOLDER


-------------------------------               ----------------------------------
PRINT NAME OF STOCKHOLDER                     PRINT NAME OF STOCKHOLDER



Please sign exactly as your name appears on this form of proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.



--------------------------------------------------------------------------------
PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
--------------------------------------------------------------------------------